                                                                     Exhibit 7.5
                                                                     -----------


                               VOTING AGREEMENT
                               ----------------

          Voting Agreement, dated as of December 20, 1996 (this "Agreement"), among Joseph Bianco ("Bianco"), Alvin Teller, Bain Capital, Inc., BCI Growth III, L.P., BCI Growth IV, L.P. ("BCI IV"), BT Capital Partners, Inc. ("BTC"), U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Cypress Ventures, Inc. ("CVI") and Wasserstein & Co. Inc. ("WCI"; individually a "Participating Party", and collectively the "Participating Parties") and Peter Kaufmann, R. Tobias Knobel, John H. Friedman, Robert O. Marx, Elliot B. Newman, Terence Shand (individually a "Terminating Party", and collectively with the Participating Parties, "Parties"), each of which are record or beneficial owners of Common Stock, par value $.0001 per share ("Common Stock"), of Alliance Entertainment Corp., a Delaware corporation (the "Company").

          WHEREAS, pursuant to a Purchase Agreement dated as of December 20, 1996, among WCI, BTC and the Company (the "Purchase Agreement"), CVI will receive shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and WCI has entered into a standby purchase commitment in connection with a rights offering for
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                                    -2-



Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), of the Company,

            WHEREAS, the Participating Parties are the owners of, or by proxy or otherwise exercise irrevocable voting control over shares of Common Stock of the Company as set forth in Attachment A hereto,

            WHEREAS, the Parties wish to terminate that certain Voting Agreement dated as of August 15, 1996 (the "August 15th Voting Agreement") among the stockholders and optionholders thereto and that certain Voting Agreement dated as of July 16, 1996 (the "July 16th Voting Agreement") among the stockholders and optionholders thereto; and

            WHEREAS, BTC and BCI IV desire to revoke their proxy granted to Bianco pursuant to Section 3(b) of that certain Inducement Agreement dated July 16, 1996 (the "Inducement Agreement") among BTC, BCI IV and Bianco.

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereby agree as follows:

            1.    Termination of Prior Voting Agreements.  The July 16th
                  --------------------------------------
Voting Agreement and the August 15th Voting Agreement
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                                    -3-



(other than paragraph 4 of the August 15th Voting Agreement which paragraph shall remain in full force and effect) are hereby terminated and are no longer in force or effect.

            2.    Voting of Shares by Parties.  Each Participating Party
                  ---------------------------
agrees to vote all of the shares of Common Stock which are now or hereafter owned by such Participating Party, beneficially or of record, or which he or it is entitled to vote by proxy or otherwise, including without limitation those shares identified on Attachment A hereto, at any special
                                      ------------
or annual meeting of the stockholders of the Company, or by any written consent, whereat or whereby the same are considered for approval by the stockholders of the Company, for (a) the approval of the conversion rights and the voting rights of the Series B Preferred Stock and the Series C Preferred Stock, as set forth in the certificates of designations attached thereto, and the issuance of the Series B Preferred Stock and the Series C Preferred Stock pursuant to the Purchase Agreement, and (b) the approval of the Company's issuance of Common Stock pursuant to any Participating Party's exercise of any such conversion rights.

            3.    Termination of Proxy.  BTC and BCI IV hereby terminate
                  --------------------
and revoke their proxy granted to Bianco pursuant to Section 3(b) of the Inducement Agreement.

            4.    Changes in Common Stock.  In the event that subsequent to
                  -----------------------
the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the stockholders of the Company pursuant to a plan of merger) are issued on, or in exchange for, any of the shares of the Common Stock or Preferred Stock held by the Participating Parties by reason of any stock divided, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such shares or securities shall be deemed to be Common Stock for purposes of this Agreement.

            5.    Representations of Participating Parties.  Each
                  ----------------------------------------
Participating Party hereby represents and warrants that, after the termination of the July 16th Voting Agreement and the August 15th Voting Agreement pursuant to Section 1 hereof, (i) such Participating Party owns and/or has the right to vote the number of shares of the Common Stock set forth opposite his or its name on Attachment A hereto, (ii) such Participating Party has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement that would conflict with the purposes or provisions of this Agreement, (iii) such Participating Party will not take any action inconsistent with the purposes and provisions of this Agreement and (iv) this Agreement is a valid, binding and enforceable obligation of such Participating Party.

            6.    Enforceability.  Each Party expressly agrees that this
                  --------------
Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the Parties hereto.

            7.    Benefit.  This Agreement shall be binding upon and inure
                  -------
to the benefit of the respective Parties hereto and their successors.

            8.    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

            9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Participating Parties:
---------------------
                                    /s/ Joseph Bianco
                                    --------------------------------------------
                                    Joseph Bianco


                                    /s/ Alvin Teller
                                    --------------------------------------------
                                    Alvin Teller


                                    BAIN CAPITAL, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    BCI GROWTH III, L.P.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    BCI GROWTH IV, L.P.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    BT CAPITAL PARTNERS, INC.


                                    By: /s/ Robert Marakovits
                                        ----------------------------------------
                                        Name: Robert Marakovits
                                        Title: Managing Director


                                    U.S. EQUITY PARTNERS, L.P.,
                                    by its general partner,
                                    W.P. Management Partners, L.L.C.


                                    By: /s/ W. Townsend Ziebold
                                        ----------------------------------------
                                        Name: W. Townsend Ziebold
                                        Title: Managing Director


                                    U.S. EQUITY PARTNERS (OFFSHORE),
                                    L.P., by its general partner,
                                    W.P. Management Partners, L.L.C.


                                    By: /s/ W. Townsend Ziebold
                                        ----------------------------------------
                                        Name:  W. Townsend Ziebold
                                        Title:  Managing Director


                                    WASSERSTEIN & CO., INC.


                                    By: /s/ W. Townsend Ziebold
                                        ----------------------------------------
                                        Name:  W. Townsend Ziebold
                                        Title:  Managing Director


                                    CYPRESS VENTURES, INC.


                                    By: /s/ W. Townsend Ziebold
                                        ----------------------------------------
                                        Name:  W. Townsend Ziebold
                                        Title:  Managing Director

Terminating Parties:
-------------------
                                    /s/ Peter Kaufmann
                                    ___________________________
                                          Peter Kaufmann

                                    /s/ R. Tobias Knobel
                                    ___________________________
                                          R. Tobias Knobel

                                    /s/ John H. Friedman
                                    ___________________________
                                          John H. Friedman

                                    /s/ Robert O. Marx
                                    ___________________________
                                          Robert O. Marx

                                    /s/ Elliot B. Newman
                                    ___________________________
                                          Elliot B. Newman

                                    /s/ Terence Shand
                                    ___________________________
                                          Terence Shand

                               Attachment A
                               ------------



                                          Common Stock
                                          ------------

Joseph Bianco
Alvin Teller
Bain Capital, Inc.
BCI Growth III, L.P.
BCI Growth IV, L.P.
BT Capital Partners, Inc.
U.S. Equity Partners, L.P.
U.S. Equity Partners (Offshore),
  L.P.
Cypress Ventures, Inc.
Wasserstein & Co., Inc.